Delaware Group Equity Funds IV: N-SAR A

Exhibit List

Sub-Item 77M: Mergers.

On February 8, 2008, Delaware Large Cap
Growth Fund merged into Delaware U.S.
Growth Fund. This merger is incorporated herein by reference to a 497(e) filed on August
22, 2007 (SEC Accession No. 0000778108-07-
000003).
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